Exhibit 10.3.1
MOBIA MEDICAL, INC.
2022 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
Pursuant to the option grant summary tab (“Grant Notice”) on the website to which this Stock Option Agreement (this “Agreement”) is associated, Mobia Medical, Inc. (the “Company”) has granted to the option holder set forth in the Grant Notice (“Participant”) an option (the “Option”) under the Company’s 2022 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock (the “Shares”) indicated in the Grant Notice. By his or her electronic acceptance of this Option on the Grant Notice, Participant agrees to be bound by the terms and conditions of the Plan, this Agreement and the Grant Notice. Participant has reviewed this Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understands all provisions of the Grant Notice, this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.
1.    General.
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.
1.2    Incorporation of Terms. The Option is subject to the terms and conditions of the Plan and the Grant Notice, each of which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement or the Grant Notice and the Plan, the terms of the Plan shall control.
1.3    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary and for other good and valuable consideration, effective as of the grant/issued date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a “NSO” or Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.    Period of Exercisability.
2.1    Vesting; Commencement of Exercisability.
(a)    Subject to Sections 2.1(b) and 2.3 below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice, subject to Participant not experiencing a Termination of Service on or prior to each date (the “Vesting Schedule”).

(b)    Unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested or exercisable.
2.2    Duration of Exercisability. The installments provided for in the Vesting Schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 2.3 below or pursuant to the terms of the Plan. Once the Option becomes unexercisable, it shall be forfeited immediately.
2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The date for the expiration of the Option (the “Expiration Date”) set forth in the Grant Notice;
(b)    The expiration of three months following the date of Participant’s Termination of Service, unless such Termination of Service occurs by reason of Participant’s death, Disability or Cause;
(c)    The expiration of one year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or
(d)    The date of Participant’s Termination of Service for Cause.
Participant acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.
For purposes of this Agreement, if Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by Participant or willful failure by Participant to perform his or her responsibilities to the Company (including, without limitation, breach by Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between Participant and the Company), as determined by the Company, which determination shall be conclusive.
2.4    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.
3.    Exercise of Option.
3.1    Person Eligible to Exercise. Except as may be otherwise provided by the Administrator, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.
3.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 above:
(a)    An exercise notice in substantially in the form attached as Exhibit A hereto (or such other form as is prescribed by the Administrator) (the “Exercise Notice”) in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all Applicable Laws established by the Administrator;
(b)    Subject to Section 5.6 of the Plan:
(i)    Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is exercised; or
(ii)    With the consent of the Administrator, by delivery of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(iii)    On and after the date the Company becomes a Publicly Listed Company, through the (A) delivery by Participant to the Company of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that payment is then made to the Company at such time as may be required by the Administrator; or

(iv)    With the consent of the Administrator, any other method of payment permitted under the terms of the Plan; or
(v)    Subject to any Applicable Laws, any combination of the consideration allowed under the foregoing paragraphs;
(c)    The receipt by the Company of full payment for any applicable withholding tax in cash or by check or in the form of consideration permitted by the Administrator, which, following the date the Company becomes a Publicly Listed Company shall include the method provided for in Section 5.6(a) of the Plan;
(d)    If the Company is a not a Publicly Listed Company, the Investment Representation Statement in the form attached as Exhibit A-1 to the Exercise Notice executed by Participant; and
(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 above by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
4.    Other Provisions.
4.1    Restrictive Legends and Stop-Transfer Orders.
(a)    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(b)    The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
4.2    Notices. Any notice, demand or request required or permitted to be given by either the Company or Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, to the address of Participant shown on the records of the Company, and to the Company at its principal executive office or such other address as a party may request by notifying the other in writing or when delivered by facsimile telecommunication or electronic mail to the facsimile number or electronic mail address set forth in the Grant Notice or such other facsimile number or electronic mail address as a party may request by notifying the other in writing. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.2. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Participant consents to the delivery of any notice to Participant given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the Grant Notice (or to any other facsimile number for Participant in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the Grant Notice (or to any other electronic mail address for Participant in the Company’s records), (iii) posting on an electronic network together with separate notice to Participant of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Participant. This consent may be revoked by Participant by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Submission to Jurisdiction; Waiver of Jury Trial. By Participant’s electronic acceptance of this Option on the Grant Notice, the Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan and this Option (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting this Option, the Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or the Option in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting this Option, the Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or the Option.
4.5    Governing Law; Severability. This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
4.6    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.7    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
4.8    Stock Ownership Threshold Agreements. If the Company is a party to any agreement that requires the Company to cause, or to use reasonable efforts to cause, stockholders who surpass a specified stock ownership threshold become a party to such agreement, and if, by exercising the Option or otherwise, Participant holds a number of shares of Common Stock that, when combined with any other shares of capital stock of the Company, surpass the specified stock ownership threshold (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), as a condition to the exercise of the Option and as evidenced by Participant’s electronic acceptance of the Option set forth on the Grant Notice, Participant hereby agrees to abide by, be bound by and subject to all of the terms and conditions of all such agreements to which the Company is a party, including without limitation, all such (i) right of first refusal and co-sale agreements, (ii) voting agreements and (iii) stockholder agreements, as each may be amended from time to time (collectively, the “Stock Ownership Threshold Agreements”). Upon written request, Participant will be provided with copies of any Stock Ownership Threshold Agreements prior to the exercise of the Option.
4.9    Entire Agreement. The Plan, the Grant Notice, this Agreement (including all Exhibits hereto) and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
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Exhibit A
TO STOCK OPTION AGREEMENT
FORM OF EXERCISE NOTICE
Effective as of today, _______________, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase Shares of Mobia Medical, Inc. (the “Company”) under and pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”), the option grant summary website for the Option with a date of grant as set forth below (the “Grant Notice”) and the Stock Option Agreement associated with the Grant Notice (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:	____________________________

Number of Shares as to which Option is Exercised:	______________________________________

Exercise Price per Share:	$____________

Total Exercise Price:	$____________

Certificate to be issued or book entry to be made in name of:	______________________________________

Cash Payment delivered herewith:	$______________ (Representing the full exercise price for the Shares, as well as any applicable withholding tax)
Type of Option:     ☐ Incentive Stock Option ☐ Non-Qualified Stock Option
1.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan, the Grant Notice and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. To the extent the Shares are issued in uncertificated form, Participant also acknowledges and agrees that this Exercise Notice constitutes the notice required by Section 151(f) of the Delaware General Corporation Law.
2.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.    Restrictive Legends and Stop-Transfer Orders.
3.1    Legends. Participant understands and agrees that the Company shall cause any stock certificates issued (whether in electronic or other form) evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE PLAN PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
3.2    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
3.3    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
3.4    To the extent the Shares are issued in uncertificated form, (i) this Section 3 provides the Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the Delaware General Corporation Law and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in Section 3.1.

4.    Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 4.2 of the Option Agreement.
5.    Lock-Up Period. Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto).
Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 5.
6.    Further Instruments. Participant hereby agrees to execute such further instruments, including, without limitation, the Investment Representation Statement in the form attached hereto as Exhibit A-1, and to take such further action as the Company determines are reasonably necessary to carry out the purposes and intent of this Agreement. If the Company is a party to any agreement that requires the Company to cause, or to use reasonable efforts to cause, stockholders who surpass a specified stock ownership threshold become a party to such agreement, and if, by exercising the Option or otherwise, Participant holds a number of shares of Common Stock that, when combined with any other shares of capital stock of the Company, surpass the specified stock ownership threshold (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), as a condition to the exercise of the Option and by signing below, Participant hereby agrees to enter into, execute and abide by, be bound by and subject to all of the terms and conditions of all such agreements to which the Company is a party, including without limitation, all such (i) right of first refusal and co-sale agreements (the “Co-Sale Agreement”), (ii) voting agreements (the “Voting Agreement”) and (iii) stockholder agreements, as each may be amended from time to time (collectively, the “Stock Ownership Threshold Agreements”). I acknowledge that by entering into the Co-Sale Agreement I will be subjecting the Shares to the rights of first refusal, co-sale rights and all the other provisions of the Co-Sale Agreement and that by entering into the Voting Agreement I will be subjected to voting and other obligations (including an obligation to vote for specific director nominees) and covenants (including a drag along) regarding all Shares I own and all other provisions of the Voting Agreement, in addition to the lock-up provisions described above. Upon written request, Participant will be provided with copies of any Stock Ownership Threshold Agreements prior to the exercise of the Option.
7.    Waiver of Information Rights. Participant hereby acknowledges and agrees that, except for such information as required to be delivered to Participant by the Company pursuant to any other agreement by and between the Company and Participant, Participant shall have no right to receive any information from the Company by virtue of such Participant’s purchase of the Shares, ownership of the Shares, or as a result of Participant being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, Participant hereby waives Participant’s inspection rights under Section 220 of the DGCL and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”).  Participant hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing (i) shall not affect any rights of a director, in his or her capacity as such, under Section 220 of the DGCL and (ii) shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective under the Securities Act.
8.    Entire Agreement. The Plan, the Grant Notice, the Investment Representation Statement in the form attached hereto as Exhibit A-1, the Option Agreement and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events are incorporated herein by reference. This Agreement, the Plan, the Grant Notice, the Investment Representation Statement in the form attached hereto as Exhibit A-1, the Option Agreement and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
[Signature Page Follows]

ACCEPTED BY:	SUBMITTED BY
MOBIA MEDICAL, INC.	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Address:

Exhibit A-1
TO EXERCISE NOTICE
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT:
COMPANY    :    Mobia Medical, Inc.
SECURITY    :    COMMON STOCK
AMOUNT    :
DATE    :
In connection with the purchase of the above-listed shares of Common Stock (the “Securities”) of Mobia Medical, Inc. (the “Company”), the undersigned (“Participant”) represents to the Company the following:
1.    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”).
2.    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the United States Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that any certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.
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3.    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the United States Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.
In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which, effective as of February 15, 2008, requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently hold the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above.
4.    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the United States Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in
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such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Participant:

Date:	,
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